UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	000-17248	68-0023931

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Signatures

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2006, an amendment (the “First Amendment”) to a Commercial Real Property Purchase Agreement and Receipt for Deposit (the “Purchase Agreement”), signed on September 28, 2005, was entered into between the registrant, as Seller, and Ann M. Butler, an unrelated person, as Buyer, pursuant to which the Purchase Agreement was amended and made effective.

The First Amendment and the Purchase Agreement effect a sale to the Buyer of a property known as BayView Gardens, owned by the Seller in Monterey, California. The Purchase Agreement was contingent, among other matters on the Buyer obtaining a State of California license to operate the property as a community health care center, and this license has been approved. The purchase price has been set by the First Amendment at $5,600,000, of which $575,000 is to be paid by the Buyer as a cash down payment at the close of escrow, including a total of $50,000 which Buyer has paid into escrow pursuant to the Purchase Agreement, and the balance of $5,025,000, plus a construction loan of $550,000 is to be financed by the registrant, upon its approval of the Buyer’s loan application pursuant to Seller’s standard underwriting procedure.

The construction loan is to provide funds to the Buyer for the restoration and renovation of the Carriage House on the property, which must be completed within twelve months from the date of close of escrow. Funds from the construction loan will be disbursed in accordance with the terms and conditions of a construction loan agreement entered into between the Seller and Buyer.

The terms of the financing by the Seller are as follows: Interest on the total loan of $5,575,000 is set at the rate of 8% per annum, to be adjusted every 5 years to float at 2% above the published Bank of America Reference Rate (published prime rate) or any other rate which Bank of America may choose to replace its Reference Rate. For the first year from the date of close of escrow of the purchase, Buyer is to pay interest only on the loan; thereafter the principal amount of the loan, plus applicable interest, will be fully amortized over 20 years and the full amount of the principal and accrued interest will be due and payable ten years from the date of close of escrow. The loan will be evidenced by a single promissory note secured by a first trust deed on the property.

Pursuant to the Purchase Agreement, the Buyer is purchasing the property based on her own investigation and evaluation of hazardous substances and other environmental conditions at the property, without any representations by the Seller as to any matters regarding the property, and Buyer has not advised Seller of any adverse conditions or items disapproved during the inspection period, which has expired. The Purchase Agreement releases and indemnifies Seller from any and all claims of any kind with respect to environmental conditions or hazards of the property.

The estimated closing date of the sale is June 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

By: Owens Financial Group, Inc., General Partner

Dated:	June 5, 2006	By: /s/ Bryan H. Draper
Bryan H. Draper, Chief Financial Officer